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                                                                    Exhibit 99.2

                            Certification Pursuant to
                        Section 906 of the Sarbanes-Oxley
              Act of 2002 (Subsections (a) and (b) of Section 1350,
                   Chapter 63 of Title 18, United States Code)

     Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), I, John J. Siben, II, Senior Vice President and Chief Financial Officer of Friede Goldman Halter, Inc., a Delaware corporation (the "Company"), hereby certify, to my knowledge, that:


     (1) the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 (the "Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



Dated: August 14, 2002                          /S/ John J. Siben, II.
                                                -------------------------------
                                                John J. Siben, II.
                                                Senior Vice President and
                                                Chief Financial Officer


     The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and is not being filed as part of the Report or as a separate disclosure document.